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                                                                   EXHIBIT 99.3


PROXY                                                                     PROXY


                             APEXX TECHNOLOGY, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1999


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF APEXX TECHNOLOGY, INC. ("APEXX").

         The undersigned hereby appoints Tom Loutzenheiser and David Dahms, or either of them, as Proxies and authorizes them to represent and vote, as designated below, all the shares of Common Stock, par value $0.01 per share ("Common Stock"), of Apexx Technology, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders and at any postponements or adjournments thereof, with respect to the matters set forth below and described in the Joint Proxy Statement/Prospectus, dated April 16, 1999. If no indication is made, this Proxy will be voted in favor of each of the proposals set forth in the Proxy Statement.

         1. A proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of January 25, 1999 by and between eSoft, Inc., eSoft Acquisition Corporation and Apexx Technology, Inc.

                  FOR_____________ AGAINST_____________ ABSTAIN________________


         2. To approve such other matters as may properly be presented at the Special Meeting or any postponement or adjournment thereof.

                  FOR_____________ AGAINST_____________ ABSTAIN________________



         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no indication is made, this Proxy will be voted FOR each of the proposals.


                                    Date: _______________ , 1999


                                    ------------------------------------------
                                    Signature



                                    ------------------------------------------
                                    Signature if held jointly


                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                 USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

PROXY                                                                     PROXY